UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

233 Kansas Street
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 726-8000

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 17, 2007, the Compensation and Stock Options Committee (“Compensation Committee”) of the Board of Directors of International Rectifier Corporation (“Registrant”)  approved a binding commitment to grant employee stock options to selected key employees at a future date that is the third business day after Registrant becomes current in filing all its then-due financial statements with the Securities and Exchange Commission (“SEC”) or, if such date is within 15 days prior to the close of a Registrant fiscal quarter or is subsequent to the close of a Registrant fiscal quarter but prior to the filing with the SEC of the Registrant’s periodic or annual report on Form 10-Q or 10-K for such quarter, then on the third business day following such filing with the SEC. The exercise price will be determined in accordance with Registrant’s 2000 Incentive Plan, as amended, on the grant date, but the vesting period will commence on October 18, 2007. A copy of the form of letter agreement evidencing this commitment to grant is attached as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(i) Registrant’s Compensation Committee at its meeting on October 17, 2007 approved a letter agreement as referenced in Item 1.01 of this Form 8-K providing for 20,000 employee stock options to be granted at a future date to Ms. Linda Pahl, acting Chief Financial Officer of the Registrant.

(ii) Registrant’s Compensation Committee at its meeting on October 17, 2007 approved a letter agreement as referenced in Item 1.01 of this Form 8-K providing for 30,000 employee stock options to be granted at a future date to Dr. Michael Briere, Executive Vice President, Research & Development and Chief Technology Officer of the Registrant.

Item 9.01.              Financial Statements and Exhibits.

(d)                         Exhibits

Exhibit Number	Description
99.1	Form of Option Grant Commitment Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date:	October 23, 2007	By	/s/ Donald R. Dancer
Donald R. Dancer,
Chief Executive Officer (acting), Secretary Counsel
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Option Grant Commitment Letter.